UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  October 30, 2018 (October 24, 2018)

EQM Midstream Partners, LP

(Exact name of registrant as specified in its charter)

Delaware	001-35574	37-1661577
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

625 Liberty Avenue, Suite 2000 Pittsburgh, Pennsylvania	15222
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (412) 553-5700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Directors and Executive Officers

On October 24, 2018, Lewis B. Gardner stepped down from his role as a member of the Board of Directors of EQM Midstream Services, LLC, the general partner (EQM General Partner) of EQM Midstream Partners, LP. On the same day, Mr. Gardner stepped down as the EQT Corporation (EQT) General Counsel and Vice President, External Affairs; and as a member of the Board of Directors of EQGP Services, LLC, the general partner (EQGP General Partner) of EQGP Holdings, LP.

Effective October 29, 2018, Robert J. McNally stepped down from his role as a member of the Board of Directors of both the EQM General Partner and the EQGP General Partner. Additionally, effective October 30, 2018, Mr. McNally and Jimmi Sue Smith stepped down from their roles as Senior Vice President and Chief Financial Officer, and Chief Accounting Officer, respectively, of both the EQM General Partner and the EQGP General Partner.

Appointment of Directors and Executive Officers

Effective October 29, 2018, Diana M. Charletta and Kirk R. Oliver were elected as members of the Board of Directors of both the EQM General Partner and the EQGP General Partner. Additionally, effective October 30, 2018, Ms. Charletta, Mr. Oliver, and Phillip D. Swisher were appointed as Executive Vice President and Chief Operating Officer, Senior Vice President and Chief Financial Officer, and Vice President and Chief Accounting Officer, respectively, of both the EQM General Partner and the EQGP General Partner.

Ms. Charletta, 46, currently serves as Executive Vice President and Chief Operating Officer of Equitrans Midstream Corporation (ETRN), a wholly owned subsidiary of EQT; and as Senior Vice President, EQT Gathering, LLC, a wholly owned subsidiary of EQT. Ms. Charletta has served as Senior Vice President, EQT Gathering, LLC since December 2013. Ms. Charletta served as Vice President, EQT Gathering, LLC from February 2010 to December 2013. In Ms. Charletta’s role as Senior Vice President, EQT Gathering, LLC, she has principal responsibility for EQT’s midstream engineering and construction operations. Since joining EQT in 2002, Ms. Charletta served in various operational and engineering roles in EQT’s midstream business.

Mr. Oliver, 60, serves as Senior Vice President and Chief Financial Officer of ETRN. From October 2012 to May 2018, Mr. Oliver served as Chief Financial Officer of UGI Corporation, which operates natural gas and electric utilities and manages midstream energy and electric generation assets in Pennsylvania; engages in energy marketing in the Mid-Atlantic region; and distributes propane. Prior to joining UGI Corporation, Mr. Oliver served as Senior Managing Director and Chief Operating Officer of InfraREIT Capital Partners, LLC, a partnership that invests in infrastructure assets, primarily electric transmission and gas pipeline assets; as Senior Vice President and Chief Financial Officer of Allegheny Energy, Inc., an electric utility company; as a Senior Executive at Hunt Power, LLC, a company that develops and invests in electric and gas utility projects; and in various positions at TXU Corp. (now Energy Future Holdings Corp.), an electricity distribution, generation and transmission company in Texas.

Following the proposed separation of EQT’s upstream and midstream businesses, and ETRN becoming a standalone publicly traded corporation, Mr. Swisher, 45, will serve as Vice President and Chief Accounting Officer of ETRN. Mr. Swisher currently serves as Controller, Shared Services of EQT. Mr. Swisher has served in his current role since September 2011 and oversees the shared services accounting function for EQT and its subsidiaries.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQM MIDSTREAM PARTNERS, LP

	By:	EQM Midstream Services, LLC,
its general partner

Date: October 30, 2018	By:	/s/ Thomas F. Karam

		Name:	Thomas F. Karam
		Title:	President and Chief Executive Officer